Exhibit 99.1

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:
Regina Nethery
Humana Investor Relations
(502) 580-3644 e-mail: Rnethery@humana.com
Tom Noland
Humana Corporate Communications
(502) 580-3674 e-mail: Tnoland@humana.com

Humana Stockholders Approve Pending Merger with Aetna

Louisville, KY – October 19, 2015 – Humana Inc. (NYSE: HUM) announced that during a special stockholder meeting held earlier today, its stockholders voted to approve the adoption of the previously announced merger agreement, dated as of July 2, 2015, providing for the acquisition of Humana by Aetna Inc.

Of the 129,240,721 shares voting at today’s special meeting of stockholders, more than 99 percent voted in favor of the adoption of the merger agreement, which represented approximately 87 percent of Humana’s total outstanding shares of common stock as of the close of business on September 16, 2015, the record date for the special meeting.

The completion of this transaction remains subject to customary closing conditions, including expiration of the federal Hart-Scott-Rodino antitrust waiting period and approvals of state departments of insurance and other regulators. Humana and Aetna continue to expect the transaction will be completed in the latter half of 2016.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases

•	Replays of most recent earnings release conference calls

•	Calendar of events

•	Corporate Governance information

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Humana’s control.

Statements in these materials regarding Aetna and Humana that are forward-looking, including the projected date the proposed transaction will be completed, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s and Humana’s control. Important risk factors could cause actual future events to differ materially from those currently expected by Humana’s management, including, but not limited to: the risk that a condition to closing of the proposed acquisition may not be satisfied, the risk that a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated and the outcome of various litigation matters related to the proposed acquisition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna or Humana. Neither Aetna nor Humana assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.